UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DESTINATION MATERNITY

CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOTE FOR ALL OF DESTINATION’S HIGHLY QUALIFIED DIRECTOR NOMINEES

ON THE WHITE PROXY CARD TODAY!

May 17, 2018

Dear Fellow Stockholders:

When determining how to cast your vote at the upcoming 2018 Annual Meeting of Stockholders, we encourage you to consider the following reasons to support Destination’s director nominees on the WHITE proxy card, and to IGNORE and THROW OUT any GOLD proxy materials you receive from a dissident group of stockholders led by Nathan G. Miller and Peter O’Malley (the “Miller Group”).

Reasons to Vote FOR Destination’s Director Nominees

on the WHITE Proxy Card TODAY

Sadly, in an attempt to compensate for its nominees’ lack of experience with ANY business focused on the maternity sector, the Miller Group has resorted to misleading criticisms and innuendo. Not only has the Miller Group used inaccurate and incomplete information to attack the Company’s compensation structure without noting that Destination stockholders have given affirmative say-on-pay votes each year, it has levelled vague accusations about the Company’s governance practices without noting, as ISS stated, that “…directors are elected annually, the company’s chairman is independent, there is no poison pill, and shareholders are able to act by written consent.”

And, now, desperate to gain control of your Company and in the ultimate disregard of stockholder interests, the Miller Group has threatened to sue the Board, the Company and Orchestra-Prémaman (our largest stockholder) after the annual meeting in an attempt to stop Orchestra-Prémaman from exercising its right as a stockholder to vote its shares in favor of the Board’s highly qualified nominees.

Do NOT be fooled by the Miller Group’s attempts to distract you from the fact that your Board and management team are on the right path.

Commenting on the progress the Company has made, Pierre-André Mestre, recently appointed Director and Chairman of Orchestra-Prémaman, said:

“Based on the tangible results, including meaningful SG&A reductions, as well as the Company’s aggressive go forward strategy (including the extension of the Company’s product offerings into baby and children’s hard and soft goods), Orchestra believes that the refreshed Board and management team are moving Destination Maternity in the right direction.”

At this point in the Company’s evolution – with an experienced and refreshed Board overseeing the execution of a detailed go-forward strategy that is showing results – your Board is excited about the visible path to profitable, long-term growth. We strongly believe that electing any of the Miller Group’s inexperienced and under-qualified candidates to the Board could disrupt the continued successful execution of the Destination’s plan and damage stockholder value.

Vote on the WHITE proxy card “FOR” all of our highly qualified slate of nominees:

Barry Erdos, Melissa Payner-Gregor, Peter Longo and Pierre-André Mestre.

Your vote is extremely important, no matter how many or how few shares you own. Please vote today by telephone, online or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope.

If you have previously returned a gold proxy card you received from the Miller Group, you have every right to change your vote by using the WHITE proxy card to support the Destination Board. Only your latest dated validly executed proxy card will count.

Please DO NOT send back any gold proxy cards, even as a “protest vote.” Doing so will cancel out any previously submitted WHITE proxy cards.

We are extremely honored to serve on behalf of you, our stockholders. Your Board and management team are committed to constructive engagement with our stockholders and maximizing the value of your investment.

Thank you for your continued support.

Very truly yours,

The Destination Maternity Board

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Company’s proxy materials,

please contact Okapi Partners at the phone numbers or email listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (855) 208-8903 (Toll-Free)

Email: info@okapipartners.com

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this letter or made from time to time by management of the Company, including those regarding real estate opportunities, sales, additional borrowing capacity, expected SG&A savings and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could affect the Company’s ability to realize such savings and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully manage our real estate relationships, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), availability of suitable store locations, our ability to develop and source merchandise and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this letter are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this letter. The Company assumes no obligation to update or revise the information contained in this letter (whether as a result of new information, future events or otherwise), except as required by applicable law.

Important Additional Information

Destination Maternity, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Destination Maternity stockholders in connection with the matters to be considered at Destination Maternity’s 2018 Annual Meeting to be held on May 23, 2018. On April 23, 2018, Destination Maternity filed a definitive proxy statement (the “Proxy Statement”) and form of White proxy card with the SEC in connection with any such solicitation of proxies from Destination Maternity stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2018 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Destination Maternity’s 2018 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Destination Maternity with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at http://investor.destinationmaternity.com.